Exhibit 99.1

MINDESTA Confirms Ex-Dividend Date for

Distribution of Northern Graphite Shares

Ottawa, Canada—(Market Wire) – January 24, 2012 – Mindesta Inc. (“Mindesta” or the “Company”) (OTCBB:MDST) announced today that it has received notice that the U.S. Financial Industry Regulatory Authority (“FINRA”) has established January 26, 2012 as the ex-dividend date (the “Ex-Dividend Date”) for the previously-announced distribution to holders of Company common stock (the “Distribution”) of a majority of the Company’s shares of common stock of Northern Graphite Corporation (“Northern Graphite”).

Holders of Company common stock will receive information from the Transfer Agent or their broker, as applicable, regarding any applicable tax withholding obligations and related procedures in that regard. Holders should consult the Information Statement previously provided to them regarding the Distribution, as well as their own tax advisors regarding the tax treatment of the Distribution.

The securities described in this press release have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or any state securities laws and may not be offered or sold within the United States unless registered under the U.S. Securities Act and applicable state securities laws or an exemption from such registration is available. This press release is for information purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

For additional information, please contact: Gregory Bowes, CEO (613) 241-9959

This press release contains forward-looking statements, which can be identified by the use of statements that include words such as “could”, “potential”, “believe”, “expect”, “anticipate”, “intend”, “plan”, “likely”, “will” or other similar words or phrases. These statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. Any forward-looking statements by the Company are intended to speak only as of the date such statements are made. The Company does not intend, and does not assume any obligation, to update forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by applicable securities laws. Readers should not place undue reliance on forward-looking statements.

NO REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED OF THE CONTENTS OF THIS RELEASE